2026 CLARIVATE ANNUAL INCENTIVE PLAN

TABLE OF CONTENTS
1.Purpose
2.Performance & Plan Year
3.Eligibility & Participation
4.Eligible Earnings
5.Financial Metrics, Targets & Thresholds
6.Award
7.Target Award
8.Award Payout
9.Proration of Awards
10.Change of Plan During One Single Performance Year
11.Leave of Absence
12.Approval, Certification & Timing of Award Payouts
13.Effect of Termination
14.Adjustments
15.No Right to Employment
16.Amendments
17.Interpretation/Compliance with Applicable Law
18.Governing Law & Jurisdiction

2026 CLARIVATE ANNUAL INCENTIVE PLAN - TERMS AND CONDITIONS

1.Purpose
The 2026 Clarivate Annual Incentive Plan (“AIP” or the “Plan”) establishes the financial and individual performance requirements necessary for an eligible colleague to receive an Award
Payout under the Plan.
There will be four performance goal sets in 2026 as follows:
1.Corporate AIP
2.Academia & Government Segment AIP
3.Life Sciences & Healthcare Segment AIP
4.Intellectual Property Segment AIP
The Plan is intended to enhance Clarivate’s ability to retain and motivate colleagues and encourage profitability and growth in line with or exceeding Clarivate’s financial and business goals.

2.Performance & Plan Year
The term “Performance Year” is defined as calendar year 2026 and runs from January 1, 2026 through December 31, 2026. Clarivate may, in its sole discretion, extend the terms and conditions of this Plan to future performance years and if so extended, the Performance Year will run from January 1st through December 31st of that given year.

3.Eligibility & Participation
Clarivate will designate which colleagues are eligible to participate in the Plan. Colleagues are not automatically eligible to participate in the Plan. A colleague selected to participate in the
Plan will, for purposes of the Plan, be referred to as a “Participant”. Clarivate reserves the right to remove any Participant from the Plan and to amend the terms and conditions of the Plan at any time and for any reason. Clarivate has the sole discretion to administer the Plan including, but not limited to, determining which colleagues may be Participants and the calculation of and whether Award Payouts will be made under the Plan.  Colleagues will be assigned to the goal set that aligns with the segment organization structure to which they report.  Colleagues not aligned to a segment will be assigned to the corporate AIP goal set.

4.Eligible Earnings
For purposes of the Plan, the term “Eligible Earnings” is defined as a Participant’s base salary during the Performance Year adjusted to account for any change in base salary during the
Performance Year. For Participants who are paid on an hourly basis, unless otherwise required by applicable law, Eligible Earnings will equal the compensation the Participant received for working their normal working hours during the Performance Year but will exclude any overtime or other enhanced compensation the Participant may have received during the
Performance Year. Except as required by applicable law, Eligible Earnings do not include compensation outside of base salary including, but not limited, any Award Payouts, share grants (restricted, vested, or otherwise), commissions, incentives, bonuses, relocation payments, tuition or expense reimbursements, severance payments, unused vacation paid out during or at the cessation of employment, or any other benefit payment, allowance or award.

5.Financial Metrics, Targets & Thresholds
For purposes of the Plan, the term “Financial Metrics” is defined as Clarivate’s financial performance during the Performance Year considering some or all of the following performance measures: (a) consolidated revenue; (b) consolidated adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”); (c) free cash flow; (d) segment revenue; and (e) segment adjusted EBITDA.
The weighting of each Financial Metric to calculate the amount of an Award Payout is determined in Clarivate’s sole discretion and is based on financial performance against

Clarivate’s business plan and financial targets established by the Human Resources and
Compensation Committee of the Board of Directors. For this Performance Year, the Financial
Metrics used to calculate bonuses under the Plan will vary based on the goal set the participant is assigned to as follows:

	Goal Set	Performance Measure	Weighting
	Corporate AIP	Clarivate Wide Revenue	40%
		Clarivate Wide Adjusted EBITDA	40%
		Clarivate Wide Free Cash Flow	20%
	Segment AIP	Corporate AIP (metrics above)	50%
		Segment Revenue	25%
		Segment Adjusted EBITDA	25%

If any of these Financial Metrics are not met during the Performance Year, Award Payouts to the Participants relative to the weighting of that metric will be zero. Only where these
Financial Metrics are met or surpassed will an Award Payout be possible under the Plan.
Maximum Award Payouts are capped at 200% of a Target Award.
In addition to the Financial Metrics and targets described above, a Participant’s individual performance must also meet certain thresholds during the Performance Year in order to be eligible to receive an Award Payment.  An individual performance factor (IPF) for each colleague is applied by their manager’s recommendation, linked to a colleague’s year-end performance rating.
The total AIP bonus pool funding is driven by EBITDA performance.  The total bonus pool will be distributed across the four goal sets based on the relative performance of each segment or structure.

6.Award
The term “Award” is defined as the opportunity for a Participant in the Plan to earn a cash incentive. An Award is intended to reflect and recognize the contributions the Participant made to the success of Clarivate during the Performance Year.

7.Target Award	The term “Target Award” is defined as a specified percentage of a Participant’s Eligible Earnings.
8.Award Payout
The term “Award Payout” is defined as the cash amount (before applicable taxes, deductions and/or withholdings) paid to a Participant. An Award Payout may be higher or lower than the
Target Award.
As described above, the amount of an Award Payout will depend on the total AIP bonus pool funding, performance against Financial Metrics during the relevant Performance Year and a
Participant’s individual performance.
Award Payouts under the Plan are payable only to the Participant or, in the event of the
Participant’s death, to Participant’s estate or other legal representative. A Participant in the
Plan shall not be entitled to transfer, assign, charge, pledge, hypothecate or alienate in any way an Award and/or Award Payout granted under the Plan, and any attempt to do this shall render the Award null and void. No Participant in the Plan or other party claiming an interest in an Award or Award Payout under the Plan shall have any interest whatsoever in any asset of
Clarivate or any company within the Clarivate group of companies.
If a Participant is required to sign a severance, or other similar agreement with Clarivate in order to receive a severance payment or severance benefits, the payment of any Award
Payout or portion thereof will also be contingent upon the signing of such an agreement.

9.Proration of Awards
If a Participant was hired or rehired by Clarivate after January 1, 2026, but before October 1,
2026, then any Award Payout will be prorated based on the Participant’s (re)hire date to reflect the actual period of time the Participant was employed by Clarivate during the
Performance Year. If a colleague commences employment with Clarivate on or after October
1, 2026, the colleague will be ineligible to receive an Award Payout under the Plan during the
Performance Year.

10.Change of Plan During One Single Performance Year
If a Participant moves internally within Clarivate during a Performance Year from one Plan eligible position to another with a different Target Award, the Target Award will be prorated based on the actual time worked in each position. If a Participant moves internally within
Clarivate during the Performance Year from a position that was not eligible to participate in the Plan to a Plan eligible position, the Target Award will be prorated based on the actual time worked in the Plan eligible position.

11.Leave of Absence
A Participant’s eligibility to earn an Award and the calculation of any Award Payout may be impacted by periods of unpaid leaves of absence, consistent with applicable local laws and
Clarivate policies. During any period in which a Participant is not actively performing work and/
or is not receiving pay, Eligible Earnings may be prorated to reflect the period of active service during the Performance Year. Clarivate will apply prorations or adjustments in a manner consistent with local regulatory requirements and its internal policies and retains sole discretion to determine how any leave of absence affects Award eligibility or calculation.

12.Approval, Certification & Timing of Award Payouts
Award Payouts will be made as soon as administratively practicable after the issuance of
Clarivate’s annual audited financial statements for 2026. Award Payouts will be subject to approval by Human Resources and the Compensation Committee of the Board of Directors. In
most countries, Award Payouts, if any are made, will be paid in the March payroll following the close of the Performance Year.

13.Effect of Termination
Award Payouts will be paid only to Participants who are still actively employed by Clarivate in good standing on the day of payment, except as noted below.
Where a Participant dies prior to the applicable payment date, the Award Payout will be calculated at one hundred percent (100%) of the Target Award and prorated based on the
Participant’s last day of employment with Clarivate.
If the Participant retires prior to the date Award Payouts are made in the country where
Participant is employed by Clarivate, the Participant will be eligible to receive the Award
Payout provided the Participant remains employed by Clarivate through the end of the
Performance Year.

14.Adjustments
Clarivate, in its sole discretion, may adjust Financial Metrics or financial targets (up or down)
for items such as acquisitions or divestitures or if Clarivate determines that external changes or other non-recurring or unanticipated business conditions have affected the fairness of the
Financial Metrics or financial targets or the ability to meet them.

15.No Right to Employment
Participation in the Plan, or any action taken under the Plan, does not give the Participant a right to continued employment with Clarivate and/or interfere in any way with the right of
Clarivate to terminate the Participant’s employment at any time for any reason in accordance with applicable law.

16.Amendments	Clarivate, in its sole discretion, may for any reason amend or terminate the Plan (or any of its provisions) at any time and in any way.

17.Interpretation/ Compliance with Applicable Law
Clarivate has the sole discretion to determine who may participate in the Plan and how Award
Payouts are calculated and paid. As part of administering the Plan, Clarivate has the right and sole discretion to set rules and regulations for the Plan and to make all necessary Plan determinations including, but not limited to, the calculation and amounts of any Award
Payouts.
Determinations under the Plan need not be uniform and may be made selectively among
Participants who are eligible for an Award Payout under the Plan.

18.Governing Law & Jurisdiction
The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of Delaware without reference to its conflict of law rules and without regard to any rule of any jurisdiction that would result in the application of the law of another jurisdiction. For Participants outside the United States, Clarivate will interpret, construct and apply the Plan in manner that is consistent with any applicable local laws and regulations.